PUBLIC RELATIONS AGREEMENT


         THIS PUBLIC RELATIONS AGREEMENT (the "Agreement") is made and entered into effective the 31st day of January, 2004 by and between PMR and Associates, LLC, a Colorado corporation (the "Consultant"), whose principal place of business is 1042 North El Camino Real, Suite B-266, Encinitas, California, 92024 and Eternal Technologies Group, Inc. corporation (together with its subsidiaries, the "Client"), whose principal place of business is A 2806 Innotech Tower, 235 Nanjing Road, Tianjin 300052, China.

         WHEREAS, Consultant is in the business of providing services to public companies relating to disseminating information to shareholders, investors, potential investors and public relations ("Services"); and

         WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

         WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Client. NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

         1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client to provide the Services and the Consultant hereby accepts and agrees to such retention. The Services to be provided by the Consultant include but are not limited to the creation and dissemination of public relations materials to publicize news and information about the Client which would be of interest to shareholders, broker-dealer, the investment community and current and potential investors.
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                  The Services include, but are not limited to:

     (a) Assistance in the creation of an investor relations package.

     (b) Respond to all investor inquiries to the Client.

     (c) Assistance in the creation of investor relations web site.

     (d) Introduction of the Company to qualified investment entities including brokers, institutional investors, analysts, market makers, investment forums and investment newsletters.

     (e) Assistance in the drafting and dissemination of press releases through appropriate wire services.

     (f) Track competitive environment and provide management with reports involving business trends in the industry sector.

     (g) Assistance to management in the creation of internal investor relations department and coordination of investor relations activities within the various divisions of the Company.

     (h) Advise management on the role of investor relations within public companies and how to integrate investor relations strategies into the day to day operations of the Company.

     It is acknowledged and agreed by the Client that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws.

         2. Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice.
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         3. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon.

         4. Term of Agreement. The term of this Agreement shall be six (6) months, commencing January 31, 2004, subject to prior termination as hereinafter provided. Client may extend the term of this Agreement on the same terms and conditions for two additional periods of three calendar months each. Notice of such extension must be given prior to ten days preceding the first day of a renewal period.

     5. Compensation. (a) In providing the foregoing services, Consultant shall be responsible for all costs incurred except that the Client will be responsible for mailing out responses to due diligence requests. Client shall pay Consultant for the services hereunder the equivalent of $90,000 in shares subject to Rule 144.

6. Consultant Representations.

                  (a) Consultant will comply with all federal and state regulatory and exchange disclosure requirements relating to compensation received by Consultant. Consultant must include an appropriate legend on all distributed material describing the compensation received and receivable by Consultant from Client. Consultant will fully disclose on all distributable material any interest it has in Client. Consultant represents and warrants that it will not violate any state or federal laws in connection with its work for the Client under this Agreement. Consultant will not violate any federal or state laws relating to delivery of unsolicited information by any means including, but not limited to fax, email, mail or telephonically.

                  (b) The Consultant has been furnished with or has obtained from the EDGAR Website of the Securities and Exchange Commission all filings made by the Client with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Consultant has received from the Client such other information concerning its operations, financial condition and other matters as the Consultant has requested in writing, and considered all factors the Consultant deems material in deciding on the advisability of accepting the Common Stock as compensation.
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                  (c) The Consultant is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Consultant to utilize the information made available by the Client to evaluate the merits and risks of and to make an informed investment decision with respect to the Common Stock, which represents a speculative investment. The Consultant has the authority and is duly and legally qualified to purchase and own the Common Stock. The Consultant is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The issuance of the Common Stock to the Consultant as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Consultant.

         (d) The Consultant is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

         7. Termination.

                  (a) Consultant's relationship with Client hereunder may be terminated for any reason whatsoever, at any time, by Consultant upon sixty (60) days prior written notice, and by Client upon two (2) days prior written notice. Compensation will not be payable for any period after cancellation of this Agreement except that Consultant may retain all compensation received prior to cancellation by Client.

                  (b) This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or Consultant.
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                  (c) This Agreement may be terminated by either party upon
giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.

                  (d) Consultant and Client shall have the right and discretion to terminate this Agreement should the other party in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity.
                  (e) In the event of any termination hereunder, Client shall be responsible to make payments due to the Consultant hereunder, only through the date of the termination.

         8. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant shall retain no claim of authorship therein.

         9. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Consultant agrees that such authorization or consent to disclose, if given, may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

         10. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Client's ongoing consent to the Consultant's other consulting services.
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         11. Indemnification.

                  (a) The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein, or (ii) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client, or (iii) a violation of state or federal laws by Client.

                  (b) The Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein, or (ii) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant, or
(iii) a violation of state or federal laws by Consultant.

     12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to Consultant: PMR and Associates, LLC, 1042 North El Camino Real, Suite B-266, Encinitas, California 92024, Attn: Patrick M. Rost, President, telecopier number: ____________; and if to Eternal Technologies, Group, Inc. to Hank Vanderkam, Esq. Client:_____telecopier number: 713-547-8900.

         13. Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

         14. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client. Consultant may use third parties to provide services hereunder, provided written approval is first obtained from Client. Such written approval may not be requested unless and until Consultant provides Client a written agreement signed by such proposed third party in favor of Client wherein such third party agrees, as to itself, to be bound by Sections 2, 6(a), 8, 9, 11(b), 13, 14, and 15.
Under no circumstances will Client be obligated to make any payment to or provide indemnification to such third party. Consultant shall not be relieved from any of its obligations hereunder regardless of whether services are provided by a third party and Consultant shall be responsible for all services provided by a third party as if such services were provided directly by Consultant.
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         15. Applicable Law. This Agreement shall be deemed to have been entered into in the State of New York. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Texas and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Texas shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted. Both parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Houston, Harris County, Texas.

         16. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         17. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

         18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

         19. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.
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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

                                    PMR AND ASSOCIATES, LLC



                                    By:____________________________________
                                             Name: Patrick M. Rost
                                             Title: President



                                    Client: Eternal Technologies Group, Inc.



                                    By:/S/ Wu JiJun
                                       ----------------------------------
                                             Name: Wu JiJun, Chairman